EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. s 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Cyclacel Pharmaceuticals, Inc. ( the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the Quarterly Report on Form10-Q of the Company for the three months ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2022	/s/ Spiro Rombotis
Spiro Rombotis
President & Chief Executive Officer